EXHIBIT 24

POWER OF ATTORNEY

The undersigned, being a director of Lindsay Corporation (the “Company”), hereby appoints Richard W. Parod as his agent and attorney-in-fact for the purpose of executing and filing all reports on Form 10-K relating to the year ending August 31, 2015, and any amendments thereto, required to be filed with the Securities and Exchange Commission by the Company.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the date indicated.

Signature	Capacity	Date Signed

/s/ MICHAEL C. NAHL Michael C. NAHL	Chairman of Board	October 20, 2015

/s/ ROBERT E. BRUNNER Robert E. Brunner	Director	October 20, 2015

/s/ HOWARD G. BUFFETT Howard G. Buffett	Director	October 20, 2015

/s/ MICHAEL N. CHRISTODOLOU Michael N. Christodolou	Director	October 20, 2015

/s/ W. THOMAS JAGODINSKI W. Thomas Jagodinski	Director	October 20, 2015

/s/ DAVID B. RAYBURN David B. Rayburn	Director	October 20, 2015

/s/ MICHAEL D. WALTER Michael D. Walter	Director	October 20, 2015

/s/ WILLIAM F. WELSH II William F. Welsh II	Director	October 20, 2015